Exhibit 1.02

AIXTRON SE

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2013

I.                                        Introduction / Background

II.                                   The Due Diligence

III.                              Product Description

I.                                        Introduction / Background

As a leading provider of deposition equipment to the semiconductor industry, AIXTRON`s technology solutions are used to build advanced components for electronic and optoelectronic applications based on compound, silicon, or organic semiconductor materials. Such components are used in displays, signaling, lighting, fiber optic communication systems, wireless and mobile telephony applications, optical and electronic storage devices, computing, as well as a range of other leading-edge applications.

The products of AIXTRON SE contain one or more of the minerals Tantalum, Tin, Tungsten, and Gold (3TG).

AIXTRON has implemented a due diligence process amongst the supply chain for the identification and traceability of the origin of the 3TG metals used in AIXTRON`s products by using the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas published by the Organization for Economic Co-operation and Development (OECD). The guidance and the management system defined by it, is based on a five-step framework. The five steps are described in part II of the report.

II.                                   The Due Diligence

The OECD Due Diligence Guidance defines “Due Diligence” as an ongoing proactive and reactive process through which companies can ensure that they respect human rights and do not contribute to conflicts. The nature and extent of the due diligence that is appropriate will depend on individual circumstances of the enterprise. The guidance introduces a five step framework for a risk based due diligence for responsible sourcing.

The first step of the five-step framework is the establishment of a strong company management system.

The integral part of AIXTRON`s management system is the Vendor Code of Conduct published on the AIXTRON’s home page (http://www.aixtron.com/en/investors/corporate-governance/vendor-code-of-conduct/) expressing the senior management’s expectations that all conflict minerals used in AIXTRON’s products are either from recycled sources or from a “EICC/GeSI Conflict Free Smelter (CFS) program” certified smelter, as certified by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI).

The Chief Compliance Officer and the Compliance Department have the responsibility for the implementation and the integration of the conflict minerals policy in AIXTRON’s processes. The status of this implementation and integration of the conflict minerals policy was reported regularly to the Executive Board and the Audit Committee.

The purchasing departments at AIXTRON were trained and awareness regarding conflict free sourcing was established.

The process related to a new vendor master set-up in the company’s Enterprise Resource Planning (ERP) system was centralized and updated in a way that a vendor which might supply AIXTRON with materials including 3TG`s cannot be used actively for purchases, if the EICC GeSI Conflict Minerals Reporting Template is not received and accepted.

To be compliant with the regulation defined by the Dodd-Frank Act for the conflict minerals, the conflict minerals project is designed not to be a one-time measure but is implemented as an ongoing process assuring that the identification and, for the impacted vendors, vendor review, is performed at least annually.

The second step of the OECD due diligence guidance describes the risk identification and risk assessment in the supply chain. A risk in the context of conflict minerals means that a material purchased by AIXTRON and used in one of our products contains 3TG that benefitted an armed group in a Covered Country.  A risk mitigating measure is a reasonable country of origin assessment of the 3TG used in materials identified as containing 3TG.

For the risk identification, all materials used in AIXTRON tools / products, described in part III of this report, which have been purchased by AIXTRON since May 2011 were first reviewed by the responsible personnel of the purchasing department and by the engineering department. The assessment was conducted to determine if the materials contain 3TG`s; if the 3TG was necessary for the function or production of the product and if the material was produced by AIXTRON or on AIXTRON`s behalf.

Multiple plausibility checks of the results were performed by the compliance department. The assessment was to ensure a complete and accurate review by both purchasing and engineering departments.

If a material was determined to contain 3TG or if its 3TG content was uncertain, the material was included within the scope for conflict minerals review. The vendor of the material was identified and a questionnaire with the request to provide reasonable country of origin information for their 3TG`s used was sent to the vendor by AIXTRON`s purchasing departments.

As the due diligence process is based on the OECD guidance, the EICC GeSI Conflict Mineral Reporting Template (version 2.03a) was sent to all vendors within the established scope of conflict minerals review. The vendors were encouraged to use the template for their suppliers as well. Multi-lingual training material and information were also provided to all vendors in scope.

The responses were reviewed by the compliance department regarding completeness and plausibility of the responses and, if necessary, additional information or corrective actions were requested from the vendors. This is an ongoing process and continuous improvements from AIXTRON and from the vendors in scope are expected in the upcoming reporting periods.

It was determined if the reported smelters are on the “Conflict Free Smelter List” provided by the Conflict-free Sourcing Initiative. Other information sources regarding conflict free sourcing were also used for a country of origin investigation. Examples include the TI-CMC (Tungsten Industry — Conflict Minerals Council) or the LBMA (London Bullion Market Association) Good Delivery list.

An independent private sector audit of whether the design of our due diligence framework conforms to a recognized due diligence framework and whether our description of the due diligence in the Conflict Minerals Report is consistent with the due diligence we undertook is planned to be performed subsequently.

The third step of the OECD guidance is the design and implementation of a strategy to respond to the identified risks taking into account the reporting of the identified risk and an adoption of the risk management plan in the organization.

In accordance with part one of the OECD framework (defining a management system), it is established that the recipients of the regular conflict minerals reporting are the Executive Board as well as the Audit Committee as part of the Supervisory Board of AIXTRON. Both recipients are informed on a quarterly basis on the overall progress of the Management System implementation and the feedback status of the vendors for the country of origin inquiry.

Additionally, the Compliance Department and the Vice President of Purchasing are recipients of a detailed reporting which covers the progress of the country of origin inquiry and the follow up action that is necessary to receive complete and accurate answers from the vendors.

The vendor code of conduct, which is publicly available on the AIXTRON’s homepage and was additionally sent to each vendor who received a questionnaire, states that a vendor’s non-compliance or refusal to participate in due diligence regarding conflict minerals will result in a termination of the relationship with the non-compliant vendor by AIXTRON.

Before the termination of the supplier relationship is initiated, AIXTRON offers support to the vendor for the implementation of a due diligence process. The support mostly consists of additional training material and additional awareness meetings with the vendors.

Step four of the OECD framework requires an independent private sector audit of the supply chain due dilligence.

The U.S. Securities and Exchange Commission (SEC) released a statement on April 29, 2014 providing that “an IPSA [independent private sector audit] will not be required unless a company voluntarily elects to describe a product as “DRC conflict free” in its Conflict Minerals Report”.  In accordance with the SEC’s statement, because AIXTRON does not elect to describe its products as “DRC conflict free” in its Conflict Minerals Report, an independent private sector audit of the Conflict Minerals Report was not performed.

The fifth step of the OECD framework defines reporting obligations.

The Dodd-Frank regulations require a yearly reporting on FORM SD and the Conflict Minerals Report which AIXTRON adheres to. The report is available on the investors section of AIXTRON’s homepage: www.aixtron.com

III.                              Product Description

AIXTRON`s product range includes systems capable of depositing material films on a diverse range of different substrate sizes and materials.

The following table summarizes the products and system technologies that contain conflict minerals for which AIXTRON was unable to fully determine that the conflict minerals did not benefit armed groups in a Covered Country during the course of its due diligence review:

Material	Compound Semiconductors	Organic Semiconductors	Silicon Semiconductors
System Technology	MOCVD	OVPD®	CVD

	CVD	PVPD™	ALD

PECVD

Products	Planetary Reactor®	OEC-200 (Cluster Environment for R&D Platform	Lynx IXP CVD

	Closed Coupled Showerhead®	OVPD-200 (OVPD system for OEC-200 cluster platform)	QXP-8300

	Nano CVD Reactors BM Series	PRODOS-200 (PVPD system for OEC-200 cluster platform)

OVPD Production Systems (Gen2 and larger)

PRODOS Production Systems (Gen2 and larger)

The facilities used to process the conflict minerals which are used in AIXTRON`s products have been identified by an analysis of the smelters provided by the vendors with the EICC GeSI Conflict Mineral Reporting Template. For all smelters named by the vendors, it was reviewed if these smelters participated or are participating in a conflict free smelter (or a similar) audit.

If the named smelters did not participate in a known conflict free smelter audit program, the veracity of a statement that a smelter’s conflict minerals were conflict free was verified if the information provided by AIXTRON`s vendor is plausible and if a country of origin of the smelter can be identified. Therefore, the internet presentation of the named smelter has been reviewed and checked for additional information. It was noted that for all named smelters, the country of origin was identified.

The result of the identification of the smelters, shows that 45.9% (1.306 of 2.878) of the smelters named by AIXTRON’s supply chain partners are either certified conflict free smelter facilities or are participating in the CFS-audit or are listed on the LBMA list as a deliverer of good gold bars following standards to avoid contributing to conflict, human rights abuses, and terrorist financing practices.

54.1 % are not confirmed as conflict free smelters. These smelters are from the following countries:

Austria, Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Democratic People`s Republic of Korea, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Japan, Kazakhstan, Malaysia, Mexico, Peru, Philippines, Poland, Republic of Korea, Russian Federation, Saudi Arabia, Singapore, South Africa, Socialist Republic of Vietnam, Spain, Sweden, Switzerland, Taiwan, Thailand, United Kingdom, and USA.

For the following facilities / smelters reported by AIXTRON’s supply chain partners during the due diligence, the country of origin of the conflict minerals and the benefit to armed groups in Covered Countries is undetermined:

A&M Minerals Limited
Acade Noble Metal (Zhao Yuan) Corporation
AcademyPreciousMetals(China)Co.,Ltd
AGR Matthey
Aida Chemical Industries Co.,Ltd.
AIM
Air Products
Alldyne Powder Technologies (ATI Firth Sterling)
Allgemeine Gold- und Silberscheideanstalt
Allied Material, Allied Material Corporation (A.L.M.T)
Alluter Technology (Shenzhen) Co., Ltd.
Alpha Metals Korea Ltd.
Alta Group
Altlantic Metals
Amalgamated Metals Corporation, Ketabang
Amalgamet Inc
American Iron and Metal
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.
AnHui LangSi Technical co.,ltd
Anhui Tongling non-ferrous Pioneer Metals Corporation
ANSON SOLDER&TIN PRODUCTS MADE LTD
ANZ Banking
Aoki Loboratories Ltd.
Asahi Solder Tech (Wuxi) Co. Ltd.
Asaka Riken Co Ltd
Asarco
ATI Metalworking Products
Atlantic Metals
Ausmelt Limited
Axis Material Limited
Balver Zinn, Josef Jost GmbH & Co. KG
BAMSTC
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Banka
Baoshida Swissmetall
Beijing Advanced Metal Materials Co.,Ltd.
Beijing Oriental Guide Welding Materials Co., Ltd.
Beijing Zenith Materials
Best Metais e Soldas SA
Bonoka.Beliting INDONESIA
Britannia Refined Metals Ltd.
Bruweiler Precise Sales Co.
Buffalo Tungsten
Butterworth Smelter

Cabot
Canfield
Caridad
Central Bank of the DPR of Korea
Central Glass
CENTRAL GLASS CO.,LTD Ube, Yamaguchi
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.
Changcheng gold and silver refinery Co., Ltd.
ChangChun up-optech
Changsha Southern
Changzhou Chemical Research Institute Co. Ltd.
Chaozhou Xianglu Tungsten Industry Co Ltd
Chengfeng Metals Co Pte Ltd
Cheong Hing
China Sino-Platinum Metals Co.,Ltd
China Gold
China Hongqiao
China Minmetals Nonferrous Metals Co Ltd
China National Non-Ferrous & Jiangxi corporation limited
China National Nonferrous Industry Corp.
China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.
China Tin Group Co., Ltd.
China Tin Lai Ben Smelter Co., Ltd
China Tin Smelter Co. Ltd.
Chinese Government
Chongyi Zhangyuan Tungsten Co Ltd
Chugai Mining
CIF
CNMC (Guangxi) PGMA Co. Ltd.
Codelco
Companhia Industrial Fluminense
Complejo Metalurgico Vinto S.A.
COOKSON SEMPSA
Cookson Sempsa
COOPERMETAL - Cooperativa Metalúrgica de Rondônia Ltda.
Corporation Berhad (MSC)
CSC Pure Technologies
CV DS Jaya Abadi
CV Duta Putra Bangka
CV Gita Pesona
CV JusTindo
CV Makmur Jaya
CV Nurjanah
CV Prima Timah Utama

CV Serumpun Sebalai
CWB Materials
Dae Kil
DAECHANG Co. LTD.
Daejin Indus Co. Ltd
DaeryongENC
DAERYOUNG E&C
Daewoo International
Daido Steel
Dayu Weiliang Tungsten CO.,LTD
Degutea
Do Sung Corporation
Doduco
Dong’guan Dong wu Violent-toxic Chemical Products Co., Ltd.
Dongguan Dongxu Metal Surface Hanlde Co Ltd
Dongguan Yuecheng metal materials Co., Ltd.
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi
Dosung metal
Dr.-Ing. Max Schloetter GmbH & Co. KG
DUKSAN HI-METAL
DUOXIN
E-CHEM Enterprise Corp
ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)
ECO-SYSTEM RECYCLING CO., LTD.
Electro.oy Meta
Electroloy Coroperation Sdn Bhd
Electroloy Metal Co. Ltd
Electroloy Metal PTE LTD
EM Vinto
ESG Edelmetallservice GmbH & Co. KG
Ethiopian Minerals Development Share Co.
Evraz Stratcor, Inc.
Eximetal S.A.
Exotech Inc.
Feinhütte Halsbrücke GmbH
Fenix Metals
First Copper Technology Co., Ltd.
FSE Novosibirsk Refinery
Fuji Metal Mining Corp.
Fujian Nanping
Funsur
Furukawa Electric
Galva Metal
GAM (Cabot Corporation)

Gannon & Scott
Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)
Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.
Ganzhou Hongfei W&Mo Materials Co., Ltd.
Ganzhou Nonferrous Metals Smelting Co Ltd.
Ganzhou Sinda W&Mo Co., Ltd.
Geiju Non-Ferrous Metal Processing Co. Ltd.
GEJIU GOLD SMELTER MINERALS CO.,LTD
Gejiu Yunxi Group Corp.
GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD
Gejiu Zi-Li
Gejiu Zili Metallurgy Co., Ltd.
Gejiu Zili Mining and Smelting co LTD
Gejiu zili mining&smel ting co.,ltd
Gibbs Wire & Steel Co
Gold Bell Group
Gold Mining in Shandong (Laizhou) Limited Company
Government (Police Dept.)
Grant Manufacturing and Alloying
Guangdong Hyper-Toxic Substances Monopolized Co.,Ltd.
Guangdong Jinding Gold Co.,Ltd
Guangdong MingFa Precious Metal Co.,Ltd
GUANGXI CHINA TIN GROUP CO.,LTD
Guangxi Pinggui PGMA Co., Ltd
GuangZHou Jin Ding
Guangzhou King’s high-tech materials
Guangzhou Special Copper & Electronics material Co.,LTD
GuanXi China Tin Group Co.,LTD
H.J.Enthoven & Sons
Hana-High Metal
Hanbaek nonferrous metals
Harima Smelter
Harmony Gold Refinery
Heesung Catalysts Corp.
Heesung Metal Ltd.
Heimerle und Meule
Henan Province in Gold Investment Management Ltd.
Henan San Men Xia
HeNan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.
Henan Sanmenxia Lingbao Jinyuan Mining Co., Ltd.
Henan Zhongyuan Gold Smelter Co., Ltd.
Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited
Heraeus Germany
Heraeus Ltd Hong Kong

Heraeus Materials Singapore Pte, Ltd.
Heraeus Materials Technology GmbH & Co. KG
Heraeus Oriental Hitec Co., Ltd.
Heraeus Precious Metals GmbH & Co. KG
Heraeus Technology Center
Heraeus Zhaoyuan Precious Metal Materials Co. Ltd.
High Quality Technology Co.,Ltd
High-Power Surface Technology
Hisikari Mine
Hitachi
Hitachi Cable
Hitachi Ltd.
Hitachi Metals, Ltd.,
HL Thorne
Hon Hai
Hon Shen Co. Ltd
HonHai Precision Co., Ltd.
HUA ENG WIRE&CABLE CO.,LTD
HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD
Huaxi Guangxi Group
Huichang Jinshunda Tin Co. Ltd
Huichang Shun Tin Kam Industries, Ltd.
Hunan Chenzhou Mining Group Co
Hunan Chun-Chang Non-Ferrous Semlting
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Hwasung CJ Co. Ltd
Hyundai-Steel
I B F Industria Brasileira de Ferroligas Ltda
IBF IND Brasilleira de Ferroligas Ltd.
IES Technical Sales
IMLI
Increasingly and Chemical (Suzhou) Co., Ltd
Indonesia(Bangka)
Indonesian State Tin Corp
Integrated Circuit
Ishihara Chemical Co
Izawa Metal Co., Ltd
Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)
Jan Jang
Japan Mint
Japan New Metals Co Ltd
Japan Pure Chemical
JAU JANQ ENTERPRISE CO., LTD.
Jean Goldschmidt International

Jia Lung Corp
JIAN DE CITY HENGSHAN TUNGSTEN CO., LTD
Jiangsu Hetian Technological Material Co.,Ltd
Jiangsu Sue large special chemical reagent Co., LTD
Jiangxi Copper Company Limited
Jiangxi Nanshan
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Jiangxi Tungsten Industry Group Co Ltd
Jiangxi Yichun
JiangxiShunda Huichang Kam Tin Co., Ltd.
Jiangzi Yichum
Jie sheng
Jin Dong Heng
Jin Jinyin refining company limited
Jin Tian
Jin Zhou
JinBao Electronic Co.,Ltd.
Jinfeng Gold Mine Smelter
Jinlong Copper Co., Ltd.
JU TAI INDUSTRIAL CO.,LTD.
Kai Unita Trade Limited Liability Company
Kanfort Industrial (Yantai) Co. Ltd.
Kangqiang CO.,LTD
Kanto Denka Kogyo Co., Ltd.
Katapang
Kazzinc Ltd
Kee Shing
Kennecott Utah Copper
Ketabang
Kewei Tin Co.,ltd
Kihong T&G
King-Tan Tantalum Industry Ltd
Koki Products Co.,Ltd
Korea Metal Co. Ltd
KOVOHUTE PRÍBRAM NÁSTUPNICKÁ, A.S.
Kundur Smelter
Kunshan Jinli chemical industry reagents co.,Ltd.
Kupol
KYOCERA
KYORITSU GOKIN CO., LTD.
L’ azurde Company For Jewelry
La Caridad
Lai’bin China Tin Smelting Ltd.
LAIBIN SMELTERY OF LIUZHOU CHINA TIN GROUP CO.,LTD.

Levitra can, Shenzhen Electronic Technology Co., Ltd.
LG-Nikko
Lingbao Jinyuan Tonghui Refinery Co Ltd
Linwu Xianggui Smelter Co
LINXENS
Littlefuse
Liuzhou China Tin
LUPON ENTERPRISE CO., LTD
Matsuo Electric
MCP Heck
MCP Metal Specialties, Inc.
MCP Mining & Chemical Products Ltd. UK
Meng neng
Mentok Smelter (PT Timah)
Metal Do Co. Ltd.
METALLIC MATERIALS BRANCHL OF GUANGXI CHINA TIN GROUP CO.,LTD
Metallo Chimique
Meterion Advanced Materials Thin Film Products
Micro 100
Midwest Tungsten Wire Co.
Millard Wire
Ming Li Jia smelt Metal Factory
Minmetals Ganzhou Tin Co. Ltd.
Mitsubishi Electric Metecs Co
Mitsubishi Materials Corporation
MK Electronics
Morigin Company
MSC
Multiple Xin precision metal electroplating factory
N.E. CHEMCAT CORPORATION
Nancang Metal Material Co.,Ltd
Nanchang Cemented Carbide Limited Liability Company
Nankang Nanshan Tin Manufactory Co., Ltd.
NANSHAN TINNING
Nantong Tongjie Electrical Co., Ltd.
Nathan Trotter & Co
NEC Tokin Electronics(Thailand)Co.,Ltd.
NENTOK
Newton, MA
NGHE TIN NON-FERROUS METAL COMPANY
nihon superior co.,ltd
NIHON GENMA MFG.CO.,LTD.
Nihon Kagaku Sangyo Co., Ltd.
Niihama Nickel Refinery

Ningbo Jintian copper (Group ) Company Limited
NingHua XingLuoKeng TungSten Mining CO.,LID
Niotan
NIPPON FILLER METALS,LTD.
Nippon Micrometal Cop
Nippon Mining & Metals Co.,Ltd.
Nippon Mining & Metals
NIPPON STEEL
NIPPON TUNGSTEN CO., LTD.
North American Tungsten
Novosibirsk Integrated Tin Works
NTET, Thailand
Nuvoton Technology Corp.
O.M. Ltd.
OM Manufacturing Phils. Inc.
OMG
Orelec
Oxbow Metales Mèxico S. de R.L de C.V
Pan Pacific Copper Co. LTD
PGMA
PL Timah Tbk
Plansee
POONGSAN CORPORATION
Posco
Praxair
PT Alam Lestari Kencana
PT Artha Cipta Langgeng
PT Babel Inti Perkasa
PT Babel Surya Alam Lestari
PT Bangka Kudai Tin
PT Bangka Timah Utama Sejahtera
PT Belitung Industri Sejahtera
PT Bellitin Makmur Lestari,BML
PT DS Java Abada
PT DS Jaya Abadi
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Indora Ermulti
PT Indra Eramulti Logam industri
PT Karimun Mining
PT Koba Tin
PT Mitra Stania Prima
PT Panca Mega
PT Refined Banka Tin

PT Sariwiguna Binasentosa
PT Seirama Tin investment
PT Sumber Jaya Indah
PT Timah (Pereso) Tbk
PT Timah Nusantara
PT Tinindo Inter Nusa
PT Tommy Utama
PT Yinchendo Mining Industry
PT. DS Jaya Abadi
PT. Stanlndo Inti Perkasa(Former CV DS Jaya Abadi)
PT. Supra Sukses Trinusa
PT.CITRALOGAM ALPHASEJAHTERA
Pure Technology
QianDao Co. ,ltd
Qualitek delta philippines inc.
Rahman Hydrulic Tin Sdn Bhd
RBT
RCM
Redring soldering
Redsun
Rohm & Haas Elec. Mat’ls
Rohm & Hass
RST
Rui Da Hung
Sabin Metal Corp.
Saganoseki Smelter & Refinery
Samatron
Samduck Precious Metals
Samhwa Non-Ferrous Metal. Inc Co.,Ltd
Samtec
SAMWON METALS Corp.
Sandvik Material Technology
Sanmenxia hang seng science and technology, research and development Co., LTD
ScotiaMocatta, The Bank of Nova Scotia
SD(Samdok) Metal
SELAYANG SOLDER SDN.BHD.
Sendi (Japan): Kyocera Corporation
Senju Metal Industry Co., Ltd.
Sewon Korea
SGS BOLIVIA S.A.
Shan Dong Huangjin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
ShanDong Gold Mining Co;Ltd
Shandong Tiancheng Biological Gold Industrial Co.,Ltd.

Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Shandong Zhaoyuan Gold Argentine refining company
shangdong Zhaojin Group Zhaoyuan Gold Refining Co., Ltd.
Shangdong zhaoyuanzhaojin Company
Shanghai Gold Exchange
ShangHai YueQiang Metal Products Co., LTD
Shao Xing Tian Long Tin Materials Co. LTD.
Shen Zhen Thousand Island Ltd.
Shenmao Technology Inc.
SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.
Shenzhen fujun material technology co.,ltd
Shenzhen Heng Zhong Industry Co.,Ltd.
Shenzhen Hongchang Metal Manufacturing Factory
Shenzhen keaixin Technology
Shenzhen new jin spring solder products Co., LTD
SHENZHEN TIANCHENG CHEMICAL CO LTD
ShenZhen urban pubic bureau of China
Shenzhen Yi Cheng Industrial
SHINKO ELECTRIC INDUSTRIES CO., LTD.
Shuer Der Industry (Jiangsu) Co. Ltd.
Sichuan Metals & Materials Imp & Exp Co
Sincemat Co, Ltd
Singapore LME Tin
Sinitron, Shenmao Solder (M) Sdn. Bhd.
SIZER METALS PTE LTD
SKE (China): Shanghai Kyocera Electronics CO. LTD.
Smelting Branch of Yunnan Tin Company Limited
SMIC SENJU MALAYSIA
So Accurate Refing Group
SOE Shyolkovsky Factory of Secondary Precious Metals
Soft Metals Ltda
Sojitz
Solar Applied Materials Technology Corp.
SOLDER COAT CO.,LTD
Soochow University’s
Souzhou XingRui Noble
Standard Bank
Stretti
Sumitomo Metal Mining Co. Ltd.
Sunaga Tungsten
Sylham
Taboca
TaeguTec
Taicang City Nancang Metal Meterial Co.,Ltd

Taiwan Total Co. Ltd.
Taiyo Nippon Sanso Trading (Shanghai) Co., LTD
TAIZHOU CHANGSANJIAO CO.,LTD
Tai’zhou City Yangtze River Delta Electron Ltd.
Taizhou Delta Electronics Co., Ltd.
Taizhou Mayor River Electron Limited Company.
Talcang City Nankang Metal Materila Co., Ltd
Talison Minerals Pty Ltd
Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tamura
Tanaka Kikinzoku Group
TCC steel
TDK
Technic Inc.
TENNANT METAL PTY LTD.
Thai Solder Industry Corp.,Ltd.
Thailand Smelting & Refining Co Ltd
Thaisarco,Mallaysia smelting Corp.,Minsure
The Great Wall Gold and Silver Refinery of China
The Hutti Gold Company
The Refinery of Shandong Gold Mining Co. Ltd
ThyssenKrupp VDM USA, INC
TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.
Tim Plating Gejiu
Timah Company
Tin Products Manufacturing Co. Ltd.
Tong Ding Metal Company. Ltd.
TongLing Nonferrous Metals Group Holdings Co;Ltd
Torecom
Tosoh
Toyo Smelter & Refinery
Traxys
Triumph Northwest
Tunnan Tin Company Limited
UBS AG
ULVAC, Inc.
Umicore Galvanotechnik GmbH
Umicore Haboken
Umicore Precious Metal (S) Pte. Ltd.
UNI BROS METAL PTE LTD
Uniforce Metal Industrial Corp.
Union Bank of Switzerland
Unit Metalurgi PT Timah (Persero ) Tbk
UNITED SMELTER

Untracore Co.,Ltd.
Unvertical International(Suzhou)Co.,Ltd
UYEMURA
Vietnam Youngsun Tungsten Industry Co., Ltd.
Vishay Intertechnology
Voss Metals Company, Inc.
VQB MINERAL AND TRADING GROUP JOINT STOCK COMPANY
WC Heraeus Hanau
Welley
Well-Lin Enterprise Co Ltd
Westfalenzinn
Wilhelm Westmetall, Germany
Williams Brewster
Williams Bufalo
Williams Gold Refining Company
Wort Wayne Wire Die
W-Si
Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Wuxi Lantronic Electronic Co Ltd
Wuxi Middle Treasure Materials
wuxi yunxi
Xiamen Golden Egret Special Alloy Co. Ltd.
Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd
Xianglu Tungsten Industry Co., Ltd.
XiHai - Liuzhou China Tin Group Co ltd - list as “China Tin”
YAMAMOTO PRECIOUS METAL CO., LTD.
Yantai Kanfort Pioneer Metals Corporation
yantai zhaojin kanfort precious metals incorporated company ETDZ branch
Yantai Zhaojinlifu Expensive Metal Co. LTD
Yifeng Tin Industry (Chenzhou) Co Ltd
Yokohama Metal Co Ltd
Yoo Chang Metal Inc.
YTCL
YTMM
YUANG HSIAN METAL INDUSTRIAL CORP
Yun Xi
Yun’an Dian’xi Tin Mine
Yunnan Chengo Electric Smelting Plant
Yunnan Tin Company Limited
Yunnan, China Rare Metal Materials Company
Yun’xin Non-ferrous Electroanalysis Ltd.
Yutinic Resources
Zhangyuan Tungsten Co Ltd
Zhangzhou Macro Real Non-Ferrous Metals

Zhangzhou Xiangcheng Hongyu Building Co., Ltd.
Zhanojin refining
Zhaojin Gold Argentine Refining Company Limited
Zhaojin Group&Gold Mineral China Co., Ltd.
ZhaoJin Mining Industry Co.,Ltd.
zhaojin,zhaoyuan,Shandong
Zhaoyuan Gold mine
Zhe Jiang Guang Yuan Noble Metal Smelting Factory
ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY
Zhongjin Gold CO.,LTD.
Zhongshan Public Security Bureau, Guangdong Province ,China
ZhongShi
Zhuhai Horyison Solder Co.,Ltd
Zhuzhou Cemented Carbide Group Co Ltd
Zhuzhou Cemented Carbide Works Imp.&Exp. Co
ZHUZHOU SMELTER GROUP CO., LTD
Zi Jin Copper
Zijin Kuang Ye Refinery
Zuhai Horyison Solder Co.,Ltd.